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                                                                      EXHIBIT 21

                  Subsidiaries of Advanced Radio Telecom Corp.
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Name                                          Jurisdiction  Percent Ownership
----                                          ------------  ------------------

ART Leasing, Inc.                             Delaware             100%

ART Licensing Corp.                           Delaware             100%

DCT Communications, Inc.                      California           100%

Advanced Radio Telecom International, B.V.    Netherlands          100%

Advanced Radio Telecom Ltd.                   U.K.                 100%*

Advanced Radio Telcom Nordic A.B.             Sweden               100%*

ART Italia s.r.l.                             Italy                 95%

Advanced Radio Telecom (Ireland) Limited      Ireland              100%**

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*    Advanced Radio Telecom Ltd. and Advanced Radio Telecom Nordic A.B. are both wholly-owned subsidiaries of Advanced Radio Telecom International, B.V.

** Advanced Radio Telecom (Ireland) Limited is a wholly-owned subsidiary of Advanced Radio Telecom Limited.